As filed with the Securities and Exchange Commission on April 15, 2010
Registration Number 333-165927

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WPCS INTERNATIONAL INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0204758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer) Identification No.)

One East Uwchlan Avenue
Suite 301
Exton, PA 19341
(610) 903-0400
 (Address, including zip code, and telephone number,
including area code of registrant’s principal executive offices)

Andrew Hidalgo, Chief Executive Officer
One East Uwchlan Avenue
Suite 301
Exton, PA 19341
(610) 903-0400
 (Name, address, including zip code, and telephone number, including area code of agent for service)

Please send a copy of all communications to:
Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9724 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.0001 per share, Preferred Share Purchase Rights (2)	2,314,088	$3.13	$7,243,095.44	$516.43
Total	2,314,088		$7,243,095.44	$516.43	(3)

(1)	Estimated in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices as reported on The Nasdaq Global Market on April 5, 2010.

(2)
Each share of the registrant’s common stock automatically includes a right to purchase one one-thousandth of a share of Series D Junior Participating Preferred Stock, par value $0.0001 per share, as adjusted from time to time, which becomes exercisable pursuant to the terms and conditions as set forth in the WPCS International Incorporated Rights Plan Agreement between the registrant and Interwest Transfer Co., Inc., as Rights Agent.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2010

PROSPECTUS

WPCS INTERNATIONAL INCORPORATED

2,314,088 Shares of Common Stock

We may offer, from time to time, in amounts, at prices, and on terms that we will determine at the time of offering, up to 2,314,088 shares of the common stock, par value $0.0001 per share, of WPCS International Incorporated, a Delaware corporation.  Each share of our common stock automatically includes one right to purchase one one-thousandth of a share of Series D Junior Participating Preferred Stock, par value $0.0001 per share, which becomes exercisable pursuant to the terms and conditions set forth in a Rights Plan Agreement with Interwest Transfer Co., Inc., as amended from time to time.

We will provide specific terms of the offerings of our securities in supplements to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

Our common stock trades on the NASDAQ Global Market under the symbol “WPCS.” On April 5, 2010, the last reported sale price of our common stock on the NASDAQ Global Market was $3.14 per share.

We may offer these securities directly to investors, through agents, underwriters, or dealers. See "Plan of Distribution." Each prospectus supplement will provide the terms of the plan of distribution relating to each such series of securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks.  See “Risk Factors” on page 4 for more information on these risks.  Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”.  You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____, 2010

TABLE OF CONTENTS

About this Prospectus	1
Our Business	1
Risk Factors	3
Disclosure Regarding Forward-Looking Statements	9
Use of Proceeds	9
Description of Capital Stock	9
Plan of Distribution	15
Legal Matters	16
Experts	17
Where You Can Find More Information	17
Incorporation of Documents By Reference	17

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to 2,314,088 shares of common stock (with accompanying rights to purchase Series D Junior Participating Preferred Stock). Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

OUR BUSINESS

WPCS International Incorporated is referred to throughout this prospectus as "WPCS," "we" or "us."

We are a global provider of design-build engineering services for communications infrastructure, with approximately 500 employees in ten operation centers on three continents.  We provide our engineering capabilities including wireless communication, specialty construction and electrical power to a diversified customer base in the public services, healthcare, energy and corporate enterprise markets worldwide.

Historically, each of our wholly-owned subsidiaries has operated and was known primarily by our customers and vendors through a variety of subsidiary legal names, while our investors know us primarily by our “WPCS” name.  In order to better serve our diversified customer base, we launched a key initiative in the third and fourth quarters of fiscal 2009 to brand each of our subsidiaries with the “WPCS” name.  We believe this branding strategy will position us to better pursue national contracts with existing customers, further develop our relationships with technology providers, improve our purchasing power and achieve certain cost reductions under one integrated name.  This branding strategy has included, among other things, changing our subsidiaries’ legal names, Company website, email, promotional and advertising materials and signage. The total cost for the branding initiative was approximately $159,000 through January 31, 2010.  In addition, by operating under one name we have consolidated certain operations to reduce administrative overhead expenses and improve operating efficiencies.

Furthermore, as part of our branding strategy and to better represent our comprehensive design-build engineering capabilities, we have reorganized our operating segments to correspond to our primary service lines: wireless communication, specialty construction and electrical power.

Wireless Communication

Throughout the community or around the world, in remote and urban locations, wireless networks provide the connections that keep information flowing. The design and deployment of a wireless network solution requires an in-depth knowledge of radio frequency engineering so that wireless networks are free from interference with other signals and amplified sufficiently to carry data, voice or video with speed and accuracy. WPCS has extensive experience and methodologies that are well suited to address these challenges for our customers. WPCS is capable of designing wireless networks and providing the technology integration necessary to meet goals for enhanced communication, increased productivity and reduced costs. We have the engineering expertise to utilize all facets of wireless technology or combination of various technologies to develop a cost effective network for a customer's wireless communication requirements. This includes Wi-Fi networks, WiMAX networks, point-to-point systems, mesh networks, microwave systems, cellular networks, in-building systems and two-way communication systems.

Specialty Construction

We offer specialty construction services for building design including the design and integration of mechanical, electrical, hydraulic and life safety systems in an environmentally safe manner. We work through all phases of the building design and construction to evaluate the design for cost, flexibility, efficiency, productivity and overall environmental impact.

Next, we have established capabilities in transportation infrastructure. In the developing world, urbanization has created increased mobility, placing great demands on transportation infrastructure. Governments are responding by making the construction of safe, efficient roads a priority. New systems are needed for traffic monitoring, traffic signaling, video surveillance and smart message signs to communicate information advisories. WPCS is providing design-build engineering services for these technologically advanced systems.

Lastly, world economies are growing, standards of living are improving and energy supplies are dwindling. It is a scenario that has accelerated the search for new energy sources and better ways of delivery of existing supply. WPCS is contributing in both of these critical areas. We design and deploy alternative energy solutions in wind and solar power. Through a unique combination of scientific, geologic, engineering and construction expertise, we offer solutions in site design, solar installation, meteorological towers and wind turbine installation. In addition, we support energy companies as they maximize the efficiency of their energy supply infrastructure, by providing a range of services from pipeline trenching to the deployment of wireless solutions.

Electrical Power

Electrical power transmission and distribution networks built years ago often cannot fulfill the growing technological needs of today's end users. We provide complete electrical contracting services to help commercial and industrial facilities of all types and sizes to upgrade their power systems. Our capabilities include power transmission, switchgear, underground utilities, outside plant, instrumentation and controls. We provide an integrated approach to project coordination that creates cost-effective solutions. In addition, corporations, government entities, healthcare organizations and educational institutions depend on the reliability and accuracy of voice, data and video communications. However, the potential for this new technology cannot be realized without the right electrical infrastructure, to support the convergence of technology.  In this regard, we create integrated building systems, including the installation of advanced structured cabling systems and electrical networks. We support the integration of telecommunications, fire protection, security and HVAC in an environmentally safe manner and design for future growth by building in additional capacity for expansion as new capabilities are added.

Our principal executive office is located at One East Uwchlan Avenue, Suite 301, Exton, Pennsylvania 19341.  Our telephone number is (610) 903-0400 and our website address is www.wpcs.com.  The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. As a result, you could lose all or a part of your investment.

If we fail to accurately estimate costs associated with our fixed-price contracts using percentage-of-completion, our actual results may vary from our assumptions, which may reduce our profitability or impair our financial performance.

A substantial portion of our revenue is derived from fixed price contracts. Under these contracts, we set the price of our services on an aggregate basis and assume the risk that the costs associated with our performance may be greater than we anticipated. We recognize revenue and profit on these contracts as the work on these projects progresses on a percentage-of-completion basis. Under the percentage-of-completion method, contracts in process are valued at cost plus accrued profits less earned revenues and progress payments on uncompleted contracts.

The percentage-of-completion method therefore relies on estimates of total expected contract costs. These costs may be affected by a variety of factors, such as lower than anticipated productivity, conditions at work sites differing materially from what was anticipated at the time we bid on the contract and higher costs of materials and labor. Contract revenue and total cost estimates are reviewed and revised monthly as the work progresses, such that adjustments to profit resulting from revisions are made cumulative to the date of the revision. Adjustments are reflected in contract revenue for the fiscal period affected by these revised estimates. If estimates of costs to complete long-term contracts indicate a loss, we immediately recognize the full amount of the estimated loss. Such adjustments and accrued losses could result in reduced profitability and liquidity.

Failure to properly manage projects may result in unanticipated costs or claims.

Our project engagements may involve large scale, highly complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors and our own personnel, in a timely manner. Any defects or errors or failure to meet customers’ expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, errors, mistakes or omissions in rendering services to our customers. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the network will achieve certain performance standards. If the project or network experiences a performance problem, we may not be able to recover the additional costs we would incur, which could exceed revenues realized from a project.

The industry in which we operate has relatively low barriers to entry and increased competition could result in margin erosion, which would make profitability even more difficult to sustain.

Other than the technical skills required in our business, the barriers to entry in our business are relatively low. We do not have any intellectual property rights to protect our business methods and business start-up costs do not pose a significant barrier to entry. The success of our business is dependent on our employees, customer relations and the successful performance of our services. If we face increased competition as a result of new entrants in our markets, we could experience reduced operating margins and loss of market share and brand recognition.

Our business depends upon our ability to keep pace with the latest technological changes, and our failure to do so could make us less competitive in our industry.

The market for our services is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments may result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from design-build services that are based upon today’s leading technologies and that are capable of adapting to future technologies. As a result, our success will depend, in part, on our ability to develop and market service offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing preferences.

Our failure to attract and retain engineering personnel or maintain appropriate staffing levels could adversely affect our business.

Our success depends upon our attracting and retaining skilled engineering personnel. Competition for such skilled personnel in our industry is high and at times can be extremely intense, especially for engineers and project managers, and we cannot be certain that we will be able to hire sufficiently qualified personnel in adequate numbers to meet the demand for our services. We also believe that our success depends to a significant extent on the ability of our key personnel to operate effectively, both individually and as a group. Additionally, we cannot be certain that we will be able to hire the requisite number of experienced and skilled personnel when necessary in order to service a major contract, particularly if the market for related personnel is competitive. Conversely, if we maintain or increase our staffing levels in anticipation of one or more projects and the projects are delayed, reduced or terminated, we may underutilize the additional personnel, which could reduce our operating margins, reduce our earnings and possibly harm our results of operations. If we are unable to obtain major contracts or effectively complete such contracts due to staffing deficiencies, our revenues may decline and we may experience a drop in net income.

If we are unable to identify and complete future acquisitions, we may be unable to continue our growth.

Since November 1, 2001, we have acquired nineteen companies and we intend to further expand our operations through targeted strategic acquisitions. However, we may not be able to identify suitable acquisition opportunities. Even if we identify favorable acquisition targets, there is no guarantee that we can acquire them on reasonable terms or at all. If we are unable to complete attractive acquisitions, the growth that we have experienced over the last six fiscal years may decline.

Future acquired companies could be difficult to assimilate, disrupt our business, diminish stockholder value and adversely affect our operating results.

Completing acquisitions may require significant management time and financial resources because we may need to assimilate widely dispersed operations with distinct corporate cultures. Our failure to manage future acquisitions successfully could seriously harm our operating results. Also, acquisitions could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by issuing equity securities. In addition, acquisitions expose us to risks such as undisclosed liabilities, increased indebtedness associated with an acquisition and the potential for cash flow shortages that may occur if anticipated financial performance is not realized or is delayed from such acquired companies.

Amounts included in our backlog may not result in actual revenue or translate into profits.

As of January 31, 2010, we had a backlog of unfilled orders of approximately $49 million. This backlog amount is based on contract values and purchase orders and may not result in actual receipt of revenue in the originally anticipated period or at all. In addition, contracts included in our backlog may not be profitable. We have experienced variances in the realization of our backlog because of project delays or cancellations resulting from external market factors and economic factors beyond our control and we may experience delays or cancellations in the future. If our backlog fails to materialize, we could experience a reduction in revenue, profitability and liquidity.

Our business could be affected by adverse weather conditions, resulting in variable quarterly results.

Adverse weather conditions, particularly during the winter season, could affect our ability to perform outdoor services in certain regions of the United States. As a result, we might experience reduced revenue in the third and fourth quarters of our fiscal year. Natural catastrophes could also have a negative impact on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crews stationed in those regions, which in turn could significantly impact the results of any one or more of our reporting periods.

If we are unable to retain the services of Messrs. Hidalgo, Polulak, Heinz, Walker, or Voacolo, operations could be disrupted.

Our success depends to a significant extent upon the continued services of Mr. Andrew Hidalgo, our Chief Executive Officer and Messrs. Myron Polulak, James Heinz, Gary Walker and Jeffrey Voacolo, our Executive Vice Presidents. Mr. Hidalgo has overseen our company since inception and provides leadership for our growth and operations strategy. Messrs. Polulak, Heinz, Walker and Voacolo oversee the day-to-day operations of our operating subsidiaries. Loss of the services of Messrs. Hidalgo, Polulak, Heinz, Walker or Voacolo could disrupt our operations and harm our growth, revenues, and prospective business. We do not maintain key-man insurance on the lives of Messrs. Hidalgo, Polulak, Heinz, Walker or Voacolo.

Employee strikes and other labor-related disruptions may adversely affect our operations.

Our business is labor intensive, with certain projects requiring large numbers of engineers. Over 39% of our workforce is unionized. Strikes or labor disputes with our unionized employees may adversely affect our ability to conduct our business. If we are unable to reach agreement with any of our unionized work groups on future negotiations regarding the terms of their collective bargaining agreements, or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages. Any of these events could be disruptive to our operations and could result in negative publicity, loss of contracts and a decrease in revenues.

We may incur goodwill impairment charges in our reporting entities which could harm our profitability.

In accordance with Accounting Standards Codification (ASC) 350, “Intangibles – Goodwill and Other,” we periodically review the carrying values of our goodwill to determine whether such carrying values exceed the fair market value. Each of the reporting units is subject to an annual review for goodwill impairment. If impairment testing indicates that the carrying value of a reporting unit exceeds its fair value, the goodwill of the reporting unit is deemed impaired. Accordingly, an impairment charge would be recognized for that reporting unit in the period identified, which could reduce our profitability.

Our quarterly results fluctuate and may cause our stock price to decline.

Our quarterly operating results have fluctuated in the past and will likely fluctuate in the future. As a result, we believe that period to period comparisons of our results of operations are not a good indication of our future performance. A number of factors, many of which are beyond our control, are likely to cause these fluctuations. Some of these factors include:

•	the timing and size of design-build projects and technology upgrades by our customers;

•	fluctuations in demand for outsourced design-build services;

•
the ability of certain customers to sustain capital resources to pay their trade accounts receivable balances and required changes to our allowance for doubtful accounts based on periodic assessments of the collectability of our accounts receivable balances;

•	reductions in the prices of services offered by our competitors;

•	our success in bidding on and winning new business; and

•	our sales, marketing and administrative cost structure.

Because our operating results may vary significantly from quarter to quarter, our operating results may not meet the expectations of securities analysts and investors, and our common stock could decline significantly which may expose us to risks of securities litigation, impair our ability to attract and retain qualified individuals using equity incentives and make it more difficult to complete acquisitions using equity as consideration.

Our stock price may be volatile, which may result in lawsuits against us and our officers and directors.

The stock market in general and the stock prices of technology and telecommunications companies in particular, have experienced volatility that has often been unrelated to or disproportionate to the operating performance of those companies. The market price of our common stock has fluctuated in the past and is likely to fluctuate in the future. Between April 1, 2009 and March 31, 2010, our common stock has traded as low as $1.80 and as high as $4.38 per share, based upon information provided by the NASDAQ Global Market. Factors which could have a significant impact on the market price of our common stock include, but are not limited to, the following:

•	quarterly variations in operating results;

•	announcements of new services by us or our competitors;

•	the gain or loss of significant customers;

•	changes in analysts’ earnings estimates;

•	rumors or dissemination of false information;

•	pricing pressures;

•	short selling of our common stock;

•	impact of litigation;

•	general conditions in the market;

•	changing the exchange or quotation system on which we list our common stock for trading;

•	political and/or military events associated with current worldwide conflicts; and

•	events affecting other companies that investors deem comparable to us.

Companies that have experienced volatility in the market price of their stock have frequently been the object of securities class action litigation. Class action and derivative lawsuits could result in substantial costs to us and a diversion of our management’s attention and resources, which could materially harm our financial condition and results of operations.

Future changes in financial accounting standards may adversely affect our reported results of operations.

A change in accounting standards could have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 (SOX), newly enacted SEC regulations and NASDAQ Stock Market rules, have created additional burdens for companies such as ours. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards. This investment will result in increased general and administrative costs, including potential increased audit fees for SOX compliance, and a diversion of management time and attention from revenue-generating activities to compliance activities.

There may be an adverse effect on the market price of our shares as a result of shares being available for sale in the future.

As of March 31, 2010, holders of our outstanding options have the right to acquire 617,095 shares of common stock issuable upon the exercise of stock options, at exercise prices ranging from $2.37 to $12.10 per share, with a weighted average exercise price of $5.31. The sale or availability for sale in the market of the shares underlying these options and warrants could depress our stock price. We have registered substantially all of the underlying shares described above for resale. Holders of registered underlying shares may resell the shares immediately upon issuance upon exercise of an option or warrant.

If our stockholders sell substantial amounts of our shares of common stock, including shares issued upon the exercise of outstanding options, the market price of our common stock may decline. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We are subject to the risks associated with doing business in the People’s Republic of China (PRC).

We conduct certain business in China through our Beijing Operations, which is organized under the laws of the PRC. Our China operations are directly related to and dependent on the social, economic and political conditions in this country, many of which we have no control over, and are influenced by many factors, including:

•	changes in the region’s economic, social and political conditions or government policies;

•	changes in trade laws, tariffs and other trade restrictions or licenses;

•	changes in foreign exchange regulation in China may limit our ability to freely convert currency to make dividends or other payments in U.S. dollars;

•	fluctuation in the value of the RMB (Chinese Yuan) could adversely affect the value of our investment in China;

•	adverse changes in tax laws and regulations;

•	difficulties in managing or overseeing our China operations, including the need to implement appropriate systems, policies, benefits and compliance programs; and

•	different liability standards and less developed legal systems that may be less predictable than those in the United States.

The occurrence or consequences of any of these conditions may restrict our ability to operate and/or decrease the profitability our operations in China.

The issuance of preferred stock may adversely affect rights of common stockholders or discourage a takeover.

Under our amended and restated certificate of incorporation, our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future.

In February 2010, our Board of Directors authorized shares of Series D Junior Participating Preferred Stock in connection with its adoption of a stockholder rights plan, under which we issued rights to purchase Series D Preferred Stock to holders of our common stock. Upon certain triggering events, such rights become exercisable to purchase common stock (or, in the discretion of our Board of Directors, Series D Preferred Stock) at a price substantially discounted from the then current market price of the common stock. Our stockholder rights plan may generally discourage a merger or tender offer involving our securities that is not approved by our Board of Directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on stockholders who might want to vote in favor of such merger or participate in such tender offer. Our stockholder rights plan expires in February 2020.

While we have no present intention to authorize any additional series of preferred stock, such issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could also have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. The preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering that we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as  “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to above, as well as the risk factors referred to on page 3 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the securities sold by us will be added to our general corporate funds and may be used for general corporate purposes. Until the net proceeds have been used, they will be invested in short−term marketable instruments. If we elect at the time of the issuance of the securities to make different or more specific use of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, which may be further amended from time to time and our amended and restated bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of the common stock. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

Our authorized capital stock consists of 25,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.  The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of March 31, 2010, there were 6,942,266 shares of our common stock outstanding.  The holders of our common stock are entitled to such dividends as our board of directors may declare from legally available funds. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws do not provide for cumulative voting. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future under the Delaware General Corporate Law, our amended and restated certificate of incorporation  or our amended and restated bylaws.  Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to receive all of our remaining assets legally available for distribution to the stockholders after payment of all our debts and other liabilities, subject to prior distribution rights of our preferred stock, if any.

Our common stock is traded on the NASDAQ Global Market under the symbol “WPCS.” The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc.

Preferred Stock

We are currently authorized to issue 5,000,000 shares of preferred stock.   As discussed below under the caption “Rights to Purchase Series D Junior Participating Preferred Stock,” we have created a series of preferred stock designated as “Series D Junior Participating Preferred Stock” and the number of shares constituting such series is 100,000. No shares of such Series D Junior Participating Preferred Stock and no shares of any other preferred stock are currently outstanding.

Our amended and restated articles of incorporation provides that our board of directors may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

(a)
the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

(b)	the dividend rate and the times of payment of dividends on the shares of that series, whether dividends shall be cumulative, and, if so, from which date;

(c)	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)
whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(e)	whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption;

(f)	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

(h)
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

(i)	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Rights to Purchase Series D Junior Participating Preferred Stock

On February 24, 2010, our Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our common stock, and authorized the issuance of one Right for each share of common stock. Each Right entitles the registered holder to purchase from us one one-thousandth (1/1000th) of a share of Series D Junior Participating Preferred Stock at a price of $15.00 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated February 24, 2010 (the “Rights Agreement”) between us and Interwest Transfer Co., Inc., as the Rights Agent (the “Rights Agent”).

Until the close of business on the Distribution Date (as hereinafter defined), the Rights will be evidenced, with respect to any of the common stock certificates outstanding, by such common stock certificate and the Summary of Rights attached to the Rights Agreement (the “Summary of Rights”), and no separate certificates evidencing the rights (“Right Certificates”) will be issued. The Rights will separate from the common stock, Right Certificates will be issued and the Rights will become exercisable on the tenth day (the “Distribution Date”) after the earlier of (i) the public announcement (including pursuant to a report filed or amended pursuant to Section 13(d) of the Exchange Act) that, or (ii) a determination by a majority of our Board of Directors that, a person or group has become an Acquiring Person (as defined below) (the “Shares Acquisition Date”). An “Acquiring Person” is a person or group that, together with its affiliates and associates, is the beneficial owner of 15% or more of the outstanding common stock. Certain persons, including the Company, any subsidiary of the Company, and Company benefit plan related holders, are excluded from the definition of Acquiring Person. Moreover, a person or group of affiliated or associated persons, who (i) beneficially owns 15% or more of the common stock outstanding on the date of the Rights Agreement (provided such person or group does not accumulate additional shares of common stock equal to 1% or more of the shares of common stock then outstanding) or (ii) acquires the beneficial ownership of 15% or more of the common stock then outstanding either (a) by reason of share purchases by the Company reducing the number of shares of common stock outstanding (provided such person or group does not acquire additional shares of common stock), or (b) inadvertently, if the Company’s Board of Directors determines such 15% beneficial ownership was acquired inadvertently and as promptly as practicable such person or group divests itself of enough shares of common stock or derivative securities so as to no longer have the beneficial ownership of 15% of the outstanding common stock, will not be an Acquiring Person.

For purposes of the Rights Agreement, “beneficial ownership” includes not only the right to vote or dispose of the Company’s common stock, but also rights related to derivative transactions or derivative securities which grant to the holder thereof the economic equivalent of ownership of an amount of Company common stock (whether or not such derivative (i) conveys voting rights in the Company common stock or (ii) may be settled through delivery of Company common stock, and whether or not the economic effect of such derivative has been hedged).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of the common stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new common stock certificates issued after the Record Date, upon transfer or new issuance of common stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of common stock outstanding as of the Record Date, with or without a copy of the Summary of Rights, also will constitute the transfer of the Rights associated with the shares of common stock represented by such certificate. As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at 5:00 p.m. (Eastern time) on February 24, 2020 (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of interests in Preferred Stock or other securities or property issuable upon exercise of the Rights is also subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) will be issued, and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

Preferred Stock will not be redeemable and will be, in ranking as to dividend and liquidation preferences, senior to the common stock. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of the greater of (i) $0.10 per share, or (ii) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends and other distributions (other than dividends payable in common stock) declared per share of common stock. In the event of liquidation, the holders of the interests in Preferred Stock will receive a preferential liquidation payment of $1,000 per share, plus accrued and unpaid dividends, provided that such holders will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of common stock. Each share of Preferred Stock will have 1,000 votes, voting together with the common stock. If dividends on any Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon, all holders of Preferred Stock with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, have the right to elect one director. The term of such director will terminate automatically upon the expiration of the default period. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions as more fully described in the Rights Agreement. Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right (subject to adjustment) should approximate the value of one share of common stock.

In the event any person becomes an Acquiring Person, then each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be null and void for all purposes of the Rights Agreement and the holder thereof shall thereafter have no rights with respect to such Rights, whether under the Rights Agreement or otherwise), will thereafter have the right to receive upon exercise, in lieu of Preferred Stock, that number of shares of common stock having a market value of two times the Purchase Price. Under some circumstances, upon payment of the Purchase Price, the Company may substitute other equity and debt securities, property, cash or combinations thereof, including combinations with common stock, of equal value to the number of shares of common stock for which the Right is exercisable.

If, following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, (ii) the Company is the surviving corporation in a merger or other business combination transaction and the shares of common stock are changed or exchanged or (iii) 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) will thereafter generally have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of the senior voting stock of the acquiring company that, at the time of such transaction, would have a market value of two times the Purchase Price.

At any time prior to the earlier of (i) 5:00 p.m., Eastern time, on the Distribution Date, or (ii) 5:00 p.m., Eastern time, on the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), which may be paid in cash or with common stock or any other form of consideration deemed appropriate by the Board of Directors of the Company. Immediately upon the action of the Board of Directors of the Company to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of common stock or Preferred Stock exchangeable for the Rights, as applicable.

A committee of independent directors of the Company will review and evaluate the Rights Agreement at least every five years in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders. Following each such review, the committee shall communicate its conclusions to the full Board of Directors of the Company, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

Under certain circumstances, after the Shares Acquisition Date but prior to the time the Acquiring Person, together with all affiliates and associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the outstanding common stock, the Board of Directors of the Company may exchange the Rights (other than Rights that were or are beneficially owned by an Acquiring Person or its affiliates and associates), in whole or in part, at an exchange ratio of one share of common stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of common stock to permit such exchange, then one one-thousandth of a share of Preferred Stock) per Right (subject to adjustment).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Except as otherwise provided in the Rights Agreement, and prior to the Distribution Date, the Company may, in its sole and absolute discretion, amend or supplement the Rights Agreement in any respect without the consent of the holders of certificates representing common stock. At any time after the Rights are no longer redeemable, the Company may supplement or amend the Rights Agreement without the consent of the holders of the Right Certificates at any time to cure any ambiguity or to correct or supplement any defective or inconsistent provisions, to shorten or lengthen any time period hereunder, or to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and which would not adversely affect the interests of the holders of Right Certificates (other than any holder who is an Acquiring Person or its affiliates and associates) or to cause the Rights to again become redeemable. The foregoing notwithstanding, no amendment may be made to the Rights Agreement at a time when the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the redemption of the Rights by the Board of Directors of the Company. The Rights should not interfere with any merger or other business combination that is in the best interests of the Company and its stockholders because the Board of Directors may, at its option, at any time prior to the Shares Acquisition Date, redeem all but not less than all the then outstanding Rights at the Redemption Price.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods.  The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on The Nasdaq Global Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of WPCS International Incorporated as of April 30, 2009 and 2008 and for the years ended April 30, 2009 and 2008 appearing in WPCS International Incorporated’s annual report on Form 10-K for the year ended April 30, 2009 have been audited by J.H. Cohn LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission or SEC. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. You should refer to the registration statement for additional information about us and the common stock being offered in this prospectus. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement are not necessarily complete, and you should review the referenced document itself for a complete understanding of its terms.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference facilities located at 100 F Street, NE, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to 'incorporate by reference' the information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. The following documents, which we filed with the SEC, are incorporated by reference in this prospectus

•	our annual report on Form 10-K for the fiscal year ended April 30, 2009 filed with the SEC on July 29, 2009;
•	our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2009, filed with the SEC on September 14, 2009;
•	our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2009, filed with the SEC on December 15, 2009;
•	our quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2010, filed with the SEC on March 17, 2010;
•	our current report on Form 8-K, filed with the SEC on May 20, 2009;
•	our current report on Form 8-K, filed with the SEC on November 6, 2009;
•	our current report on Form 8-K, filed with the SEC on February 16, 2010;
•	our current report on Form 8-K, filed with the SEC on February 26, 2010;
•	our current report on Form 8-K, filed with the SEC on March 17, 2010. and
•	our current report on Form 8-K, filed with the SEC on April 2, 2010.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of this registration statement and prior to the termination of the offering of the securities to which this prospectus relates. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:

WPCS International Incorporated
One East Uwchlan Avenue, Suite 301
Exton, Pennsylvania 19341
Phone (610) 903-0400
Email address: ir@wpcs.com

2,314,088 Shares

Common Stock

WPCS INTERNATIONAL INCORPORATED

PROSPECTUS

[__________], 2010

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by WPCS International Incorporated in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee:

Securities and Exchange Commission Registration Fee	$516.43

Transfer Agent Fees and Expenses	2,000	*

Accounting Fees and Expenses	5,000	*

Legal Fees and Expenses	10,000	*

Printing Fees and Expenses	3,000	*

Miscellaneous Fees and Expenses	4,483.57	*

Total	$25,000	*
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

Exhibit Number	Description

3.1	Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 of WPCS International Incorporated’s registration statement on Form SB-2, filed April 7, 2006.

3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of WPCS International Incorporated’s current report on Form 8-K, filed February 26, 2010.

4.1
Certificate of Designation of Series D Junior Participating Preferred Stock,, incorporated by reference to Exhibit 3.2 of WPCS International Incorporated’s current report on Form 8-K, filed February 26, 2010.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP. *

23.1	Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

24	Power of Attorney *

*           Previously filed.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

                                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on April 15, 2010.

WPCS INTERNATIONAL INCORPORATED

By:	/s/ Andrew Hidalgo
Andrew Hidalgo
Chairman, Chief Executive Officer and Director

By:	/s/ Joseph Heater
Joseph Heater
Chief Financial Officer (Principal Financial Officer) and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

*	Chairman, Chief Executive Officer (Principal Executive Officer) and	April 15, 2010
Andrew Hidalgo	Director

*	Chief Financial Officer (Principal Financial Officer and Principal	April 15, 2010
Joseph Heater	Accounting Officer)

*	Director	April 15, 2010
Michael Doyle

*	Director	April 15, 2010
Norm Dumbroff

*	Director	April 15, 2010
Neil Hebenton

*	Director	April 15, 2010
Gary Walker

*	Director	April 15, 2010
William Whitehead

*  By:           /s/  JOSEPH HEATER
Joseph Heater
Attorney-in-fact